     As filed with the Securities and Exchange Commission on December 20, 1994
                                                      REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                        CROWN CORK & SEAL COMPANY, INC.
            (Exact name of Registrant as specified in its charter)
         Pennsylvania                                23-1526444
     (State or other jurisdiction                (I.R.S. Employer
   of incorporation or organization)             Identification Number)
                               9300 Ashton Road
                            Philadelphia, PA  19136
                                (215) 698-5100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ----------------------

                       RICHARD L. KRZYZANOWSKI, ESQUIRE
                           EXECUTIVE VICE PRESIDENT,
                         SECRETARY AND GENERAL COUNSEL
                        CROWN CORK & SEAL COMPANY, INC.
                               9300 ASHTON ROAD
                            PHILADELPHIA, PA  19136
                                (215) 698-5208
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                  COPIES TO:
     THOMAS A. RALPH, ESQUIRE                      ALLAN G. SPERLING, ESQUIRE
    WILLIAM G. LAWLOR, ESQUIRE                      Cleary, Gottlieb, Steen &
      Dechert Price & Rhoads                                Hamilton
     4000 Bell Atlantic Tower                            One Liberty Plaza
        1717 Arch Street                                 New York, NY 10006
    Philadelphia, PA  19103-2793
                            -----------------------
      Approximate date of commencement of the proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                            -----------------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
   SECURITIES TO BE           AMOUNT TO          OFFERING PRICE PER        AGGREGATE OFFERING     AMOUNT OF
      REGISTERED                 BE                    UNIT**                   PRICE**         REGISTRATION
                             REGISTERED*                                                             FEE
- ------------------------------------------------------------------------------------------------------------------
Debt Securities              $500,000,000               100%                 $500,000,000             $172,415.00
==================================================================================================================

* Or, if any Debt Securities are issued at original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. Any offering of Debt Securities denominated in any foreign currency or foreign currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities.

**  Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                             SUBJECT TO COMPLETION
                             DATED DECEMBER 20, 1994



PROSPECTUS


                                    [Logo]


                        CROWN CORK & SEAL COMPANY, INC.



                                DEBT SECURITIES




Crown Cork & Seal Company, Inc. (the "Company") may offer and sell from time to time its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities"), on terms to be determined at the time of sale, through dealers, underwriters or agents to be designated or directly to other purchasers, at an aggregate initial offering price not exceeding U.S. $500,000,000 or its equivalent in another currency or composite currency. The Debt Securities may be offered as separate series with the same or various maturities. The specific designation, aggregate principal amount, denominations, currency of payment, maturity, premium, if any, rate or rates and times of payment of interest, if any, terms for any redemption at the option of the Company or the holder, terms for any sinking fund payments, the initial public offering price, the net proceeds to the Company and any other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The dealer's or other purchaser's purchase price or underwriter's or agent's commission with respect to any Debt Securities is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Debt Securities in the case of a dealer or other purchaser or the public offering price less such commission in the case of an underwriter or agent, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Debt Securities will be the purchase price of Debt Securities sold less the aggregate of underwriters' and agents' commissions and other expenses of issuance and distribution. See "Plan of Distribution" for indemnification arrangements for the dealers, other purchasers, underwriters, and agents.

- --------------------------------------------------------------------------------
The date of this Prospectus is December __, 1994.

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's Common Stock is listed.

    The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed with the Commission (File No. 1-2227) pursuant to the Exchange Act, are hereby incorporated by reference in this
Prospectus: (a) Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993; (b) Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, June 30, and September 30, 1994; and (c) the Company's Current Reports on Form 8-K dated June 15, 1994, June 16, 1994, and September 14, 1994.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO CROWN CORK & SEAL COMPANY, INC., 9300 ASHTON ROAD, PHILADELPHIA, PENNSYLVANIA 19136, ATTN: CORPORATE SECRETARY, TELEPHONE (215) 698-5100.

                                  THE COMPANY



    The Company is a leading worldwide manufacturer of metal and plastic packaging products. The products include metal cans for beverage, food and aerosol products, plastic containers for beverage, processed food and other products, metal crowns (also known as bottle caps), metal and plastic closures and composite containers. The Company also manufactures filling, packaging and handling machinery for the bottling industry.

    In the United States, the Company is one of the two leading manufacturers of beverage cans and, including its operations in Canada and Mexico, management believes the Company is the largest manufacturer of beverage cans in North America. Based on management estimates and industry sources, the Company is also among the leading worldwide manufacturers of plastic containers, food cans, aerosol cans, plastic and metal closures and metal crowns.

    The metal packaging businesses are organized into the North American Division, comprised of the United States, Canada, Mexico and Central America, and the International Division, which covers the rest of the world. Following the October 1992 acquisition of CONSTAR International Inc. ("CONSTAR"), the Company created the Plastics Division, which includes CONSTAR and two plastic closure businesses. The Company also has a Machinery Division. The Company's Technical Center, located near Chicago, Illinois, is a premier product development and research center supporting the packaging businesses worldwide. Subsidiaries involved in aluminum scrap and used beverage can recycling, coil coating and shearing, and machine engineering and maintenance support primarily the North American Division.

                             *    *    *    *    *

    The Company was founded in 1892. The principal executive offices are located at 9300 Ashton Road, Philadelphia, Pennsylvania 19136, and the telephone number at such address is (215) 698-5100.



                                USE OF PROCEEDS


    Unless otherwise described in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including primarily the repayment of debt.

                      RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods shown. The ratios were derived from the audited consolidated financial statements of the Company for the years ended December 31, 1989, 1990, 1991, 1992 and 1993 and from the unaudited consolidated financial statements of the Company for the nine months ended September 30, 1994.

                                         Nine Months Ended
                                           September 30,                           Year Ended December 31,
                                               1994                  1993        1992       1991        1990       1989
                                         -----------------           --------------------------------------------------
Ratio of earnings
 to fixed charges.....................          2.7*                  4.2         4.3        3.7         3.9       13.5

- -----------------

* During the third quarter of 1994, the Company incurred a pre-tax charge of $114.6 million to reflect the costs associated with the restructuring of its metal packaging operations in the United States and Canada. Thirteen facilities were affected by the restructuring, primarily those that produce three-piece, steel food and aerosol containers. The charge covers the restructuring of facilities, including applicable severance and related fixed asset write-downs. If such charge had not occurred, the ratio of earnings to fixed charges for the nine months ended September 30, 1994 would have been 4.2.


    For purposes of this ratio, "earnings" consist of consolidated pre-tax income from continuing operations plus fixed charges exclusive of capitalized interest, plus distributed income from less than 50% owned companies and amortization of previously capitalized interest. "Fixed charges" consist of interest, whether expended or capitalized (including amortization of debt discount), and that portion of rentals that is representative of interest.


                        DESCRIPTION OF DEBT SECURITIES


    The Debt Securities are to be issued under an Indenture, dated as of December __, 1994 (the "Indenture"), between the Company and Chemical Bank, a New York banking corporation, as Trustee (the "Trustee"), a copy of which has been filed with the Commission as an exhibit to the Registration Statement and is incorporated by reference herein. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Capitalized terms are defined in the Indenture unless otherwise defined herein. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. The following sets forth certain general terms and provisions of the Debt Securities. Further terms of the Offered Debt Securities are set forth in the Prospectus Supplement.

GENERAL

    The Indenture provides for the issuance, from time to time in one or more series, of unsecured obligations of the Company which may be debentures, notes or other evidences of indebtedness ("Debt Securities"). The Indenture does not limit the amount of Debt Securities that may be authenticated and delivered thereunder. Each series of Debt Securities may be established in or pursuant to a resolution of the Company's Board of Directors or in one or more indentures supplemental to the Indenture. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    The Prospectus Supplement describes the following terms of the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the principal of the Offered Debt Securities is payable; (4) the rate or rates at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (5) the dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the place or places where the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities shall be payable and where any of the Offered Debt Securities may be surrendered for exchange; (7) any mandatory or optional sinking fund or analogous provisions;
(8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed; (9) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which Offered Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities shall be issuable; (11) if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities payable upon declaration of acceleration of the maturity thereof; (12) any additional events of default or covenants applicable to the Offered Debt Securities; (13) if other than Dollars, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the Offered Debt Securities shall be made or in which the Offered Debt Securities shall be denominated and the particular provisions applicable thereto; (14) if the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities are to be payable, at the election of the Company or a holder thereof, in a currency or currency unit other than that in which such Offered Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Offered Debt Securities are denominated or stated to be payable and the currency or currency unit in which such Offered Debt Securities are to be so payable; (15) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to an index based on a currency or currency unit other than that in which such Offered Debt Securities are denominated or stated to be payable or any other index or formula, the manner in which such amounts shall be determined; (16) the application, if any, of defeasance terms to the Offered Debt Securities; (17) whether the Offered Debt Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, and whether such Global Security or Securities shall be temporary or permanent; and whether the Offered Debt Securities shall be issued in bearer form (including Securities registrable as to principal only) with or without interest coupons and the exchangeability of such Debt Securities for Debt Securities in fully registered form; (18) if the Offered Debt Securities of any series may be converted into or exchanged for any other securities, the terms and conditions of such conversion or exchange; and (19) any other terms of the Offered Debt Securities, which terms shall not be inconsistent with the provisions of the Indenture.

    The Debt Securities may be issued in registered form. Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities, as described below under "Global Securities". Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons and in denominations and currencies as established by a resolution of the Company's Board of Directors if other than denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. (Sections 3.2 and 3.5).

    Debt Securities may be issued as Original Issue Discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

    The terms of the Debt Securities and the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company that may adversely affect holders of the Debt Securities.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either temporary or permanent form. Except as otherwise set forth below, unless and until it is exchanged for Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 3.1 and 3.11).

    The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to any depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Unless otherwise specified in the Prospectus Supplement, and except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Payments of principal of (and premium, if any) and interest, if any, on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. Neither the Company nor the Trustee for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal (or premium, if any) or interest, if any, in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary

Global Security of payments in respect of such temporary Global Security may be subject to restrictions. Any such restrictions will be described in the Prospectus Supplement relating thereto.

    If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Debt Securities representing Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Debt Securities representing Debt Securities. Further, if the Company so specified with respect to the Debt Securities of a series, each Person specified by the Depositary of the Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, each Person so specified by the Depositary of the Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such Person's beneficial interest in the Global Security (Sections 3.1 and 3.11).

DEFINITIONS

    "Attributable Debt" with respect to any sale leaseback transaction that is subject to the restrictions described under "Certain Covenants of the Company-- Limitation on Sale and Leaseback" below means the lesser of (i) the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the weighted average interest rate borne by the Outstanding Securities (as defined in the Indenture) under the Indenture, compounded semi-annually, or (ii) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining base term of the related lease (expressed in months) and the denominator of which is the base term of such lease (expressed in months).

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

    "Principal Property" means any single manufacturing or processing plant or warehouse (excluding any equipment or personalty located therein) located in the United States, other than any such plant or warehouse or portion thereof that the Board of Directors reasonably determines is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

    "Restricted Subsidiary" means any Subsidiary that owns, operates or leases one or more Principal Properties.

    "Subsidiary" means each corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency that permits the holders of any other class or classes of securities to vote for the election of one or more directors.

CERTAIN COVENANTS OF THE COMPANY

    Limitation on Liens. Except as described below under "Exempted Indebtedness", the Company covenants that it will not, nor will it permit any Restricted Subsidiary to, create, assume or suffer to exist any mortgage, security interest, pledge or lien ("Lien") of or upon any Principal Property or any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, without providing that the Debt Securities shall be secured equally and ratably by such Lien with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured. This restriction does not apply to: (i) Liens that exist on the date of the Indenture; (ii) Liens on property or shares of capital stock or evidences of indebtedness of any corporation existing at the time such corporation becomes a Subsidiary; (iii) Liens in favor of the Company or any Subsidiary; (iv) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or statute or indebtedness incurred to finance all or part of construction of or improvements to property subject to such Liens; (v) Liens on (a) property, shares of capital stock or evidences of indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement, provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located and (b) for the acquisition of any Principal Property which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the Principal Property acquired, provided that any such Liens do not extend to any other property of the Company or any of its Subsidiaries (whether or not such property is then owned or thereafter acquired); (vi) mechanics', landlords' and similar Liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith; (vii) Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith; (viii) Liens arising from any legal proceedings that are being contested in good faith; (ix) any Liens that (a) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts, (b) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (c) do not in the aggregate materially detract from the value of the property of the Company or any Subsidiary or materially impair the use thereof in the operation of its business; (x) Liens securing industrial development or pollution control bonds; and (xi) Liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part any of the foregoing. (Section 10.7).

    Limitation on Sale and Leaseback. Except as described below under "Exempted Indebtedness", sale and leaseback transactions by the Company or any Restricted Subsidiary (except for transactions involving temporary leases for a term of three years or less) of any Principal Property are prohibited unless either:
(a) the Company or such Restricted Subsidiary would be entitled, pursuant to the covenant described under Limitations on Liens above, to incur a Lien on the Principal Property to be leased without equally and ratably securing the Debt Securities or (b) the net proceeds of such sale are at least equal to the fair value of the Principal Property sold and the Company will apply an amount equal to the net proceeds of such sale to (A) the retirement of Debt Securities or Funded Debt (as defined in the Indenture) of the Company or a Restricted Subsidiary ranking prior to or on a parity with the Debt Securities or (B) the acquisition, construction or improvement of a Principal Property within 120 days of the effective date of any such arrangement. (Section 10.8).

    Exempted Indebtedness. Notwithstanding the limitations on Liens and sale and leaseback transactions outlined above, the Company or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into sale and leaseback transactions not otherwise permitted as described above provided that at the time of such event, and after giving effect thereto, the sum of outstanding indebtedness for borrowed money incurred after the date of the Indenture and secured by such Liens plus the Attributable Debt in respect of such sale and leaseback transactions entered into after the date of the Indenture does not exceed 10% of Consolidated Net Tangible Assets properly appearing on a consolidated balance sheet of the Company. (Sections 1.1, 10.7(b) and 10.8(b)).

    Merger and Consolidation. The Company covenants that it will not merge, consolidate or convey, transfer or lease its properties and assets substantially as an entirety and the Company will not permit any Person (as defined in the Indenture) to consolidate with or merge into the Company unless, among other things: (a) the successor Person is the Company or other corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes the Company's obligations on the Debt Securities and under the Indenture, (b) immediately after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture and (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any Principal Property of the Company would become subject to a lien that would not be permitted by the Indenture, the Company or such successor Person takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or, at the option of the Company, prior to) all indebtedness secured thereby. (Section 8.1).

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default for 30 days in the payment of any installment of interest on any Debt Securities of such series; (b) default in the payment of any principal of (or premium, if any, on) any Debt Securities of such series; (c) default in the deposit of any sinking fund payments, when and as due with respect to such series; (d) default by the Company in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of any Debt Securities of such series which shall not have been remedied for a period of 60 days after written notice of such default to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series; (e) certain events of bankruptcy, insolvency or reorganization of the Company; or (f) any other event of default provided with respect to Debt Securities of such series (as described in the Prospectus Supplement with respect to such series of Debt Securities). (Section 5.1).

    The Indenture provides that if an Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series may declare the principal of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. If an Event of Default under clause (e) above shall have occurred and be continuing, then the principal of all the Debt Securities of such series, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of Debt Securities of such series. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities of a series. In addition, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities of such series, except a default in the payment of principal of (or premium, if any, on) or interest on any Debt Securities of a series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security of a series. (Sections 5.2 and 5.13).

    The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.3). The Indenture also provides that the holders of a majority in principal amount of the Outstanding Securities of all series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12).

    The Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 10.9).

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect (except as to, among other things, surviving rights of registration of transfer or exchange of Debt Securities, as expressly provided for in the Indenture) as to all Debt Securities when: (i) either (a) all Debt Securities theretofore authenticated and delivered (except, among other things, lost, stolen or destroyed Debt Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (b) with respect to all Debt Securities not theretofore delivered to the Trustee for cancellation, the Company has deposited or caused to be deposited with the Trustee funds or Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity; (ii) the Company has paid all other sums payable by it under the Indenture; (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture have been complied with; and (iv) if the Debt Securities are not due and payable within one year of the date of such deposit, the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Article IV).

COVENANT DEFEASANCE

    If the terms of the Debt Securities of any series so provide, the Company need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company" above) if: (i) the Company deposits in trust with the Trustee money or Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount determined in accordance with the Indenture sufficient to pay all the principal of (and premium, if any, on) and interest on the Debt Securities of such series when due; (ii) such deposit will not result in a violation or breach of the Indenture or any other agreement or instrument by which the Company is bound; (iii) no Event of Default shall have occurred or be continuing on the date of such deposit or, in the case of an Event of Default by reason of bankruptcy, insolvency or reorganization of the Company, on the 91st day after such date; (iv) the Company delivers to the Trustee an Officers' Certificate (as defined in the Indenture) and an Opinion of Counsel each stating that all conditions precedent to defeasance have been satisfied; and (v) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 10.11).

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security, (i) change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debt Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof; (ii) reduce the percentage in principal amount of outstanding Debt Securities of a series necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults or (iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities of a series required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security. (Section 9.2).

CONCERNING THE TRUSTEE

    The Company maintains banking relationships in the ordinary course of its business with Chemical Bank. Chemical Bank is a participating lender pursuant to the Company's revolving credit facility. Chemical Bank also acts as the trustee under the Indenture dated April 1, 1993 between the Company and Chemical Bank relating to the Company's 5-7/8% Notes Due 1998, its 7% Notes Due 1999, its 6-3/4% Notes Due 2003 and its 8% Debentures Due 2023.

CERTAIN PENNSYLVANIA TAXES

    Debt Securities held by or for certain persons, principally individuals and partnerships resident in Pennsylvania, are subject to the Pennsylvania Corporate Loans Tax, the annual rate of which is currently $4 per $1,000 principal amount of the debt, and this tax will be withheld by the Company from interest paid to such persons. Persons resident in Pennsylvania holding Debt Securities for the benefit of nonresidents should consult their tax advisors regarding the applicability of the Pennsylvania Corporate Loans Tax.

    As a result of the payment of the Corporate Loans Tax, the Debt Securities will not be subject to any existing Pennsylvania (County) personal property taxes.



                             PLAN OF DISTRIBUTION


    The Company may sell the Debt Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to one or more institutional purchasers; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to the Debt Securities offered thereby will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers and any securities exchanges on which such Debt Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

    If underwriters or dealers are used in the sale, the Debt Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Debt Securities offered by the Prospectus Supplement relating to such series if any are purchased. Any initial public offering and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent (or the method by which such commissions can be determined) will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that such purchase shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. The Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

    Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Debt Securities.

    Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company with respect to payments they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    Each series of Debt Securities will be a new issue of securities with no established trading market. In the event that Debt Securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market for the Debt Securities.



                                 LEGAL MATTERS


    The validity of the Debt Securities and certain other legal matters will be passed upon for the Company by Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel of the Company, and Dechert Price & Rhoads, Philadelphia, Pennsylvania. Certain legal matters will be passed on for any underwriter or agent by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton may rely, as to matters of Pennsylvania law, on the opinion of Dechert Price & Rhoads. Mr. Krzyzanowski is a full-time employee of the Company and, as of February 24, 1994, owned .16% of the Company's Common Stock, held options for shares of the Company's Common Stock and participated in the Company's retirement and 401(k) plans. Chester C. Hilinski, of counsel to Dechert Price & Rhoads, is a Director of the Company and, as of February 24, 1994, owned .02% of the Company's Common Stock.



                                    EXPERTS


    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses of issuance and distribution other than underwriting discounts and commissions:

     SEC Registration Fee............................... $  172,000
     Rating Agencies Fees...............................    150,000
     Trustee's Fees.....................................     10,000
     Printing and Engraving Expenses....................     40,000
     Legal Fees and Expenses............................     75,000
     Accountant's Fees and Expenses.....................     20,000
     Blue Sky Fees and Expenses.........................     25,000
     Miscellaneous......................................      8,000
                                                          ---------
         Total.......................................... $  500,000
                                                          =========

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Pennsylvania corporation. The Pennsylvania Business Corporation Law (the "PBCL") provides for permissive and mandatory indemnification by the Company of its representatives (including Directors and Officers), as well as for permissive advancement of expenses, in certain circumstances involving third party and derivative actions. In addition, Article IV of the Company's By-Laws provides for indemnification of Directors and Officers to the fullest extent permitted by the PBCL for reasonable liabilities, losses and expenses (including amounts paid in the settlement of actions). Furthermore, under Section 2 of Article IV of the Company's Bylaws, any Director or Officer of the Company is entitled to reimbursement for expenses incurred in defending an action if the Director or Officer undertakes to repay such amounts if it is determined that such reimbursement was unauthorized.

     Additionally, Section 12 of Article II of the Company's Bylaws limits Directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (a) he has breached or failed to perform the duties of his office under the PBCL's standard of care and justifiable reliance provisions and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a Director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

     Reference is made to the form of Underwriting Agreement filed as Exhibit
1.1 to this Registration Statement for a description of the indemnification arrangements expected to be provided.

     The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.    EXHIBITS

Exhibit
Number                      Exhibit
- ------                      -------
 1.1        Form of Underwriting Agreement
 4.1        Form of Indenture, including forms of Debt Securities
 5.1        Opinion and Consent of Dechert Price & Rhoads
 12.1       Computation of ratio of earnings to fixed charges
 23.1       Consent of Price Waterhouse LLP
 23.2       Consent of Dechert Price & Rhoads (included in Exhibit 5.1)
 24.1       Powers of Attorney
 25.1       Form T-1 Statement of Eligibility and Qualification of Chemical
            Bank, as Trustee, under the Trust Indenture Act of 1939, as amended

ITEM 17.    UNDERTAKINGS

      A.    RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      C. INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 20, 1994.



                                    CROWN CORK & SEAL COMPANY, INC.


                                    By:  /s/ WILLIAM J. AVERY
                                       ------------------------------
                                       William J. Avery
                                       Chairman of the Board,
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                   Title                Date
             ----------                   -----                ----



       /s/ WILLIAM J. AVERY        Chairman of the Board,      December 20, 1994
      -------------------------    President and
             William J. Avery      Chief Executive Officer
                                   (Principal Executive
                                   Officer)



       /s/ ALAN W. RUTHERFORD      Executive Vice President,   December 20, 1994
     ---------------------------   Chief Financial Officer
            Alan W. Rutherford     and Director
                                   (Principal Financial
                                   Officer)



       /s/ TIMOTHY J. DONAHUE      Financial Controller        December 20, 1994
     ---------------------------   (Principal Accounting
             Timothy J. Donahue    Officer)



       /s/ HENRY E. BUTWEL                  Director           December 20, 1994
     ---------------------------
             Henry E. Butwel



       /s/ CHARLES F. CASEY                 Director           December 20, 1994
     ---------------------------
             Charles F. Casey



       /s/ FRANCIS X. DALTON                Director           December 20, 1994
     ---------------------------
             Francis X. Dalton

       /s/ FRANCIS J. DUNLEAVY              Director           December 20, 1994
     ---------------------------
            Francis J. Dunleavy



       /s/ CHESTER C. HILINSKI              Director           December 20, 1994
     ---------------------------
            Chester C. Hilinski



       /s/ RICHARD L. KRZYZANOWSKI          Director           December 20, 1994
     -----------------------------
           Richard L. Krzyzanowski



       /s/ JOSEPHINE C. MANDEVILLE          Director           December 20, 1994
     ------------------------------
            Josephine C. Mandeville



       /s/ OWEN A. MANDEVILLE, JR.          Director           December 20, 1994
     -----------------------------
           Owen A. Mandeville, Jr.



       /s/ MICHAEL J. MCKENNA               Director           December 20, 1994
     --------------------------
            Michael J. McKenna



       /s/ J. DOUGLAS SCOTT                 Director           December 20, 1994
     --------------------------
           J. Douglass Scott



       /s/ ROBERT J. SIEBERT                Director           December 20, 1994
     --------------------------
           Robert J. Siebert



     --------------------------             Director           December 20, 1994
            Harold A. Sorgenti



       /s/ EDWARD P. STUART                 Director           December 20, 1994
     ----------------------------
             Edward P. Stuart

                               INDEX TO EXHIBITS

Exhibit                                                                               Sequentially
Number     Description                                                               Numbered Page
- -------    -----------                                                               -------------
1.1        Form of Underwriting Agreement .....................................

4.1        Form of Indenture, including forms of Debt Securities ..............

5.1        Opinion and Consent of Dechert Price & Rhoads ......................

12.1       Computation of ratio of earnings to fixed charges ..................

23.1       Consent of Price Waterhouse LLP ....................................

23.2       Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

24.1       Powers of Attorney .................................................

25.1       Form T-1 Statement of Eligibility and Qualification of
           Chemical Bank, as Trustee, under the Trust Indenture Act
           of 1939, as amended ................................................